UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2007

FERMAVIR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Florida	333-116480	16-1639902
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)
420 Lexington Avenue, Suite 445
New York, New York 10170
(Address of Principal Executive Offices)

(212) 413-0802
(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

EXPLANATORY NOTE

This Amendment to Form 8-K filed on May 25, 2007 includes additional facts as to why management concluded that the financial statements for the three and nine months ended January 31, 2007 and for the period from inception (November 15, 2002) to January 31, 2007 should not be relied upon.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On May 21, 2007, management of FermaVir Pharmaceuticals, Inc. (the “Company”) recommended to the Board of Directors of the Company, that the Company’s financial statements for the three and nine months ended January 31, 2007 and for the period from inception (November 15, 2002) to January 31, 2007 included in the Company’s Form 10-QSB for the quarter ended January 31, 2007 should not be relied upon.   The Company’s accounting policy with respect to research and development expenses is to expense such costs as incurred in accordance with FASB 2.  During January 2007, $242,460 of research and development expenses were incorrectly charged to Research and Development expense and credited to accounts payable.  The services underlying such research and development expenses had not yet been performed by the vendor and, therefore, the related amount was not due and payable to the vendor.  As a result, Research and Development expenses and the related accounts payable and accrued expenses were overstated by $242,460 at January 31, 2007.

The Company’s Audit Committee agreed with management of the Company and the Company has restated these financial statements to reflect a reduction of accounts payable and accrued expenses of $242,460 as of January 31, 2007 and a reduction of research and development expenses for the same amount during the three months ended January 31, 2007.  On May 25, 2007, the Company amended its Form 10-QSB for the quarterly period ended January 31, 2007.

The Company’s management and Audit Committee reached their conclusions in consultation and with the occurrence of the Company’s former independent registered public accounting firm, J.H. Cohn LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    May 30, 2007

FERMAVIR PHARMACEUTICALS, INC.

By:	/s/	Frederick Larcombe
Frederick Larcombe
Chief Financial Officer